Agreement for the Purchase and Sale of Assets


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                  Agreement for the Purchase and Sale of Assets
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                                     between




Eltrax AG., a Swiss corporation,
and Eltrax Holdings AG, a Swiss corporation,
                                                                      as Sellers



Verso Technologies, Inc., a Minnesota Corporation
                                                     as Sellers' Ultimate Parent


                                       and


AremisSoft Hospitality (Switzerland) GmbH, a Swiss corporation, as Purchaser

AremisSoft Corporation, a Delaware Corporation
                                                  as Purchaser's Ultimate Parent


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Table of Contents:


ARTICLE I: DEFINITIONS.............................................................................................3
ARTICLE II: THE TRANSACTION........................................................................................7
ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................8
ARTICLE V: REPRESENTATIONS AND WARRANTIES OF EHAG AND EAG..........................................................9
ARTICLE VI: COVENANTS OF THE PURCHASER............................................................................15
ARTICLE VII: COVENANTS OF EHAG AND EAG............................................................................17
ARTICLE VIII: CONDITIONS TO CLOSING...............................................................................20
ARTICLE IX: TERMINATION, AMENDMENT, WAIVER........................................................................22
ARTICLE X: INDEMNITY..............................................................................................23
ARTICLE XI: GENERAL PROVISIONS....................................................................................25


This  Agreement  for the Purchase and Sale of Assets (the  "Agreement")  is made this 26th day of October, 2000, by and among AremisSoft Hospitality (Switzerland) GmbH, a Swiss corporation ("Purchaser") Eltrax AG, a Swiss corporation, ("EAG"), Eltrax Holdings AG, a Swiss corporation, ("EHAG") (Sellers together referred to as "Sellers") the Sellers' Ultimate Parent and the Purchaser's Ultimate Parent, and provides for the Purchaser to acquire substantially all of the assets of Sellers (other than the shares of EAG and Eltrax UK. Ltd.), subject to the liabilities assumed in this Agreement by the Purchaser and no other liabilities.

Recitals

WHEREAS, the Purchaser desires to acquire, on the terms and subject to the conditions reflected below, the business of Sellers insofar as the same is conducted through the use of the Acquired Assets; and

WHEREAS, Sellers believe that it is desirable and in their best interests to sell the Acquired Assets to the Purchaser;

NOW, THEREFORE, the parties to this Agreement for the Purchase and Sale of Assets do hereby agree as follows:

ARTICLE I: DEFINITIONS

As used in this  Agreement,  the  capitalized  terms  identified  below  in this
Article I shall have the meanings indicated, and variants and derivatives of the following terms shall have correlative meanings. To the extent that certain of the definitions set forth below express agreements between or among parties to this Agreement, or contain representations or warranties or covenants of a party, the parties agree to the same by execution of this Agreement. The parties to this Agreement agree that agreements, representations, warranties, and covenants expressed in any part or provision of this Agreement shall for all purposes of this Agreement be treated in the same manner as other such agreements, representations, warranties, and covenants contained elsewhere in this Agreement, and the Article or Section of this Agreement within which such an agreement, representation, warranty, or covenant appears shall have no separate meaning or effect on the same.

1.1 Acquired Assets: The assets to be acquired by the Purchaser pursuant to the terms hereof, as identified on Schedule 1.2(i)-1 of the Acquired Business Balance Sheet attached hereto, including, but not limited to all Intellectual Property and Software Products used in the Acquired Business, and all other assets of EAG, tangible or intangible (including contractual, warranty, and other rights), the use or value of which is inextricably linked to the assets so identified, and excluding (a) the shares of EAG and Eltrax UK. Ltd. , (b) any rights related to the Squirrel business other than the interntional contracts concerning the Squirrel business.

1.2 Acquired Business: The businesses in which the Acquired Assets are utilized, as described on Schedule 1.2(i)-1 of the Acquired Business Disclosure Document attached hereto.

1.3 Acquired Business Balance Sheet: The balance sheet as of September 30, 2000, included in the Unaudited Financial Statements of the Acquired Business.

1.4 Acquired Business Disclosure Document: The document delivered by Sellers to the Purchaser containing certain disclosures relative to this Agreement, a copy of which is attached to this Agreement as Exhibit 1.5.

1.5 Acquired Facilities: All warehouses, stores, plants, production facilities, manufacturing facilities, processing facilities, fixtures, and improvements owned or leased by EAG or otherwise used in connection with the operation of the Acquired Business or leased or subleased to others, but only to the extent that the same consist of Acquired Assets.

1.6 Affiliate: When used with respect to a person, an "affiliate" of that person is a person Controlling, Controlled by, or under common Control with that person.

1.7 Agreement: This Agreement for the Purchase and Sale of Assets, including all of its Schedules and Exhibits specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to another such party in connection with the Transaction or this Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement and such Schedules and Exhibits.

1.8 Assumed Liabilities: The known and absolute Liabilities reflected on the Acquired Business Balance Sheet to be assumed by the Purchaser pursuant to this Agreement, , and no other Liabilities. In particular, Purchaser does not assume
(a) any Liabilities that are not reflected on the Acquired Business Balance Sheet other than those acquired since September 30, 2000 in the regular course of business, and (b) no liabilities arising out of the employment other than those reflected on the Acquired Business Balance Sheet or incurred after September 30, 2000, and (c) no liabilities that relate to the Squirrel business other than those related to the international contracts related to the Squirrel business and assumed pursuant to Section 1.1.

1.9 Business Day: Any day that is not a Saturday, Sunday, or a day on which banks in New York, New York, or Zug, Switzerland, are authorized to close.

1.10 Closing:  The completion of the Transaction,  to take place as described in
Article II.

1.11 Closing Date: The date on which the Closing actually occurs, which shall be October 26, 2000, unless otherwise agreed by the parties, but shall not in any event be prior to satisfaction or waiver of the conditions to Closing set forth in Article VIII hereof.

1.12 Closing Time: The time at which the Closing actually occurs, which shall take place at [5:00] p.m. Swiss time, on the Closing Date, unless otherwise agreed by the parties.

1.13 Consideration: The net sum of USD 300,000 to be paid by the Purchaser to EAG at the Closing for the Acquired Assets, subject to modification and adjustment as provided in this Agreement.

1.14 Control: Generally, the power to direct the affairs of an Entity by reason of either (i) owning or controlling the right to vote a sufficient number of shares of voting stock or other voting interest of such Entity, or (ii) having the right to direct the general management of the affairs of such Entity by contract or otherwise.

1.15 Counsel to Eltrax Systems, Inc. and Eltrax Hospitality Group, Inc.: Jaffe, Raitt, Heuer & Weiss, P.C., One Woodward Avenue, Suite 2400, Detroit, MI 48226 and (Swiss counsel) Dr. Martin Neese, Stadlin attorneys, Baarerstrasse 12, 6300 Zug, Switzerland.

1.16 Counsel to the Purchaser: Bartel Eng Linn & Schroder, 300 Capitol Mall, Suite 1100, Sacramento, CA 95814 and (as Swiss counsel) Pestalozzi Gmuer & Patry, Lowenstrasse 1, 8001 Zurich, Switzerland.

1.17 Entity: A corporation, partnership, sole proprietorship, joint venture, or other form of organization formed for the conduct of a business, whether active or passive.

1.18 Excluded Assets: Notwithstanding the definition of the Acquired Assets or the Acquired Business, the assets identified in Section 1.18 of the Acquired Business Disclosure Document shall not be deemed part of the Acquired Assets.

1.19 GAAP: Swiss generally accepted accounting principles, as in effect on the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with "GAAP" consistently applied throughout the periods to which reference is made.

1.20 Intellectual Property: All Software Products (including, but not limited to, all versions, renewals, modifications and extensions of any Software Product), patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, sublicenses, inventions, trade secrets, technology, know-how, domain names, customer lists, prospect lists and other similar intangible property.

1.21 Inventories: The stock of raw materials, work-in-process and finished goods, including but not limited to finished goods purchased for resale, held by Sellers for manufacturing, assembly, processing, finishing, sale, or resale to others (including other Subsidiaries or divisions of Sellers (other than EAG and Eltrax UK. Ltd.), from time to time in the ordinary course of the business of

Seller  in  the  form  in  which  such   inventories  then  are  held  or  after
manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining, or the like.

1.22 Liabilities: At any point in time (the Determination Time), the obligations of a person or Entity, whether known or unknown, contingent or absolute, recorded on its books or not, arising or resulting in any way from facts, events, agreements, obligations or occurrences that existed or transpired at a prior point in time, or resulted from the passage of time to the Determination Time.

1.23 Local Counsel: Special counsel retained by the Purchaser, EHAG or EAG, as the case may be, to advise as to certain matters of local law in states or localities in which the Purchaser, EHAG or EAG, as the case may be, desires such Local Counsel.

1.24 Parent: An Entity which Controls, directly or indirectly, or through one or more intermediaries, a Subsidiary.

1.25 Payables: Liabilities of a party arising from the borrowing of money or the incurring of obligations for services, merchandise or goods purchased.

1.26 Proprietary Rights: Trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed, created or owned by EHAG and/or EAG in connection with the Acquired Assets, or used by EAG in connection with its business, whether or not the same are entitled to legal protection.

1.27 Purchaser: AremisSoft Hospitality (Switzerland) GmbH.

1.28 Receivables: Accounts receivable, notes receivable, and other obligations appearing as assets on the books of EAG, and customarily reflected as assets in balance sheets of entities prepared in accordance with GAAP, indicating moneys owed to EAG and its Subsidiaries.

1.29 Software Products: Any instruction or instructions, in source-code or object code format, for controlling the operation of any computer processing unit together with all user documentation related thereto. Software Products include, but are not limited to, the applications identified on Schedule 1.2
(iv) to the Acquired Business Disclosure Document.

1.30 Subsidiary: With respect to any Entity, another Entity of which fifty percent (50%) or more of the effective voting power, or the effective power to elect a majority of the board of directors or similar governing body, or fifty percent (50%) or more of the true equity interest; is owned by such first Entity, directly or indirectly.

1.31 Transaction: The sale of the Acquired Assets, and the assumption of the Assumed Liabilities, for the Consideration as contemplated by, and subject to the terms and conditions of, this Agreement.

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1.33 Unaudited Financial Statements:  The balance sheet and income statement, as of September30, 2000 and for the twelve months ended December 31, 1999, for the Acquired Business prepared in accordance with GAAP.

ARTICLE II: THE TRANSACTION

2.1 The Transaction. On the Closing Date, and at the Closing Time, subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement, EAG shall, and EHAG shall cause EAG to, sell, transfer, convey, and assign to the Purchaser, by instruments reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall acquire from EAG, the Acquired Assets, and shall assume the Assumed Liabilities, and only those Liabilities and no others, in exchange for the Consideration. Sellers represent that the Acquired Assets are all the assets reasonably necessary for the conduct of the Acquired Business in the ordinary course in the same manner as that in which such business has been conducted in the immediate past, including, without limitation, all Proprietary Rights, Software Products and Intellectual Property used in the ordinary conduct of the Acquired Business and all contract, warranty, and other intangible rights relating to or arising out of such Acquired Business. Neither the Purchaser nor any of its Affiliates is assuming, becoming liable for, agreeing to discharge or in any manner becoming in any way responsible for any of the Liabilities of Sellers other than the Assumed Liabilities. Purchaser hereby agrees to pay, perform or discharge all of the Assumed Liabilities. Sellers hereby represent that, prior to the Closing, neither EHAG nor any Affiliate of EHAG other than EAG holds any right, title or interest to the Acquired Assets and there are no other agreements, understandings, or arrangements which, as of or after the Closing, would materially adversely effect the Acquired Assets and the Acquired Business, the ability of EAG to sell, transfer, convey and assign the Acquired Assets and the Acquired Business to the Purchaser or result in the assumption of any Liabilities by the Purchaser other than the Assumed Liabilities.

     Purchaser agrees to assume the Assumed Liabilities and to pay, perform all of the Assumed Liabilities and thereby discharging Sellers from the Assumed Liabilities.

2.2 Manner of Payment. Payment of the Consideration by the Purchaser shall be made in immediately available funds by wire transfer of USD to the account or accounts of EAG notified by Sellers to Purchaser. At the Closing payment shall be evidenced by Purchaser by submitting to the Sellers a copy of the irrevocable wiring instructions sent to its bank and duly signed fax confirmation of such bank that it has executed such wiring instructions.

2.3 Closing. The Closing hereunder shall simultaneously take place at the offices of Purchaser, Counsel to the Purchaser, Counsel to Sellers, or at such other places as the parties to this Agreement may agree upon, on the Closing Date.

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[Atricle III: intentionally omitted]

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Sellers:

4.1 Organization. The Purchaser is a corporation duly organized and validly existing under the laws of Switzerland and has the requisite corporate power and authority to carry on its business as it is now being conducted.

4.2 Authority Relative to This Agreement. The Purchaser has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the requisite level of corporate authority of Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to approve and adopt this Agreement or to approve the consummation of the Transactions contemplated hereby, including, without limitation, delivery of the Consideration. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

4.3 Absence of Breach; No Consents. The execution, delivery and performance of this Agreement, and the performance by Purchaser of its obligations hereunder do not conflict with, and will not result in a breach of, any of the provisions of the Articles of Association or Bylaws of Purchaser; (2) contravene any law, rule or regulation of Switzerland, or of any applicable foreign jurisdiction, or any order, writ, judgment, injunction, decree, determination, or award affecting or binding upon the Purchaser or any of its Subsidiaries, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; (3) conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other material agreement or instrument to which Purchaser or any of its Subsidiaries is a party, in such a manner as to provide a basis of enjoining or otherwise preventing consummation of the Transaction; or (4) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would provide a basis for enjoining or otherwise preventing consummation of the Transaction.

4.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of Purchaser or any of its Subsidiaries.

ARTICLE V: REPRESENTATIONS AND WARRANTIES OF EHAG AND EAG


Sellers, individually and collectively, represent and warrant to the Purchaser as follows:

5.1 Organization and Qualification. Each of Sellers is a corporation duly organized and validly existing under the laws of its respective jurisdictions of incorporation and each has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of EHAG, EAG and any Subsidiary of EAG is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on such Entities' business.

5.2 Authority Relative to This Agreement. This Agreement has been duly and validly executed and delivered by Sellers and constitutes a valid and binding Agreement of Sellers enforceable in accordance with its terms. Each of Sellers has all requisite corporate power and authority to enter into this Agreement and to carry out the Transaction contemplated hereby, and its doing so has been duly and sufficiently authorized, subject only to governmental regulatory approvals as and to the extent specifically set forth elsewhere in this Agreement.

5.3 Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement by Sellers, and the performance by Sellers of their respective obligations hereunder, do not, (1) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of EHAG or EAG; (2) contravene any law, ordinance, rule, or regulation of the laws of Switzerland or of any applicable foreign jurisdiction (except for compliance with regulatory or licensing laws, ordinances, rules or regulations, all of which, to the extent applicable to EHAG or EAG will be satisfied in all material respects prior to the Closing), or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction over, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, EHAG or EAG or all or any part of the Acquired Business or any material properties of the Acquired Business, except in any such case where such contravention, suspension or revocation will not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Acquired Business and will not have a material adverse effect on the validity of this Agreement or on the validity of the consummation of the Transaction; (3) conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other material agreement or instrument to which EHAG or EAG is a party or by which any of the material properties of the Acquired
Business may be affected or bound; (4) require the authorization, consent, approval, or license of any third party, except for those the failure of which to obtain would not reasonably be expected to have a material adverse effect on the Acquired Business or the Acquired Assets; or (5) constitute grounds for the loss or suspension of any permits, licenses, or other authorizations used in the Acquired Business.

5.4 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of EHAG, EAG or any of their Subsidiaries.

5.5 Financial Statements. EAG has heretofore delivered to the Purchaser the following:

The Unaudited Financial Statements of the Acquired Business.

All of the historical financial statements contained in such documents were prepared from the books and records of Sellers. The Unaudited Financial Statements were prepared in accordance with GAAP, and fairly and accurately reflect the financial position and condition of EAG as of the dates and for the periods indicated subject to normal year-end adjustments and the absence of footnotes. Without limiting the foregoing, as of the Acquired Business Balance Sheet, EAG owned each of the assets included in preparation of the Acquired Business Balance Sheet, and such assets are valued in accordance with GAAP; and EAG had no Liabilities required to be included in the Acquired Business Balance Sheet in accordance with GAAP for which the Acquired Business or any part of the Acquired Assets is responsible or liable, other than those included in the Acquired Business Balance Sheet, nor any Liabilities required to be included in the Acquired Business Balance Sheet in accordance with GAAP in amounts in excess of the amounts included for them in the Acquired Business Balance Sheet. The Purchaser acknowledges that projections of future economic performance are necessarily unreliable and subject to the occurrence or nonoccurrence of a variety of events, but Sellers represent that the Projections have been prepared in good faith. From the date hereof through the Closing Date Sellers will continue to prepare financial statements for the Acquired Business on the same basis that they have done so in the past, will promptly deliver the same to the Purchaser, and agree that from and after such delivery the foregoing representations will be applicable to each financial statement so prepared and delivered.

5.6 Absence of Material Differences From the Acquired Business Disclosure Document. Except as specifically disclosed in the Acquired Business Disclosure Document in schedules corresponding to the subsections below:

(1) No Undisclosed Liabilities. Sellers have no Liabilities relating to or affecting the Acquired Business or the Acquired Assets which are not, to the extent required by GAAP, adequately reflected or reserved against on the face of the Acquired Business Balance Sheet, except Liabilities incurred since the date of the Acquired Business Balance Sheet in the ordinary course of business of the Acquired Business and consistent with past practice. Without limiting the foregoing, (a) there are no improvements currently due and owing at any of the Acquired Facilities for which the Acquired Business is or will be responsible, and (b) there are no deferred rents due to lessors at or with respect to any of such Acquired Facilities, and (c) the Acquired Business Disclosure Document sets forth, as a part thereof, each Liability of or affecting the Acquired Business or the Acquired Assets in an amount in excess of USD10,000 and each person to whom the aggregate amount of such Liabilities is in excess of USD10,000.

(2) No Material Adverse Change, Etc. Since the date of the Acquired Business Balance Sheet, other than as contemplated or caused by this Agreement, there has not been (a) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of the Acquired Business; (b) any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Acquired Business, or materially adversely affecting the Acquired Assets; (c) any entry into or termination of any material commitment, contract, agreement or transaction affecting the Acquired Business or the Acquired Assets (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) other than this Agreement and agreements executed in the ordinary course of business; (d) any redemption, repurchase or other acquisition for value of the capital stock of any corporation included in the Acquired Assets or any issuance of capital stock by any corporation included in the Acquired Assets or securities convertible into or rights to acquire any such capital stock (e) any transfer of or right granted under any material lease, license, agreement, patent, trademark, trade name or copyright included among the Acquired Assets;
(f) any sale or other disposition of any asset of the Acquired Business, or any mortgage, pledge or imposition of any lien or other encumbrance on any asset of the Acquired Business or of any corporation included in the Acquired Assets, or any agreement relating to any of the foregoing, other than in the ordinary course of business; or (g) any default or breach in any material respect under any contract, license or permit held by or for or affecting the Acquired Business. Since the date of the Acquired Business Balance Sheet, Sellers have conducted the Acquired Business only in the ordinary and usual course, and without limiting the foregoing, no changes have been made in (a) executive compensation levels, or (b) the manner in which other employees of EAG are compensated, or (c) supplemental benefits provided to any such executives or other employees of EAG, or (d) inventory levels of the Acquired Business in relation to sales levels, except, in any such case, in the ordinary course of business and, in any event, without material adverse effect on the business, condition (financial or otherwise), operations, or prospects of the Acquired Business.

(3) Taxes. Sellers have properly filed or caused to be filed (or obtained proper extensions in respect of) all federal, cantonal, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law to be filed by them and that relate to or in any way affect the Acquired Business or the Acquired Assets except for those the failure of which to file would not have an adverse effect on the Acquired Business or the Acquired Assets, and have paid, or will pay at or prior to the Closing, all federal, cantonal, local, and foreign income and other taxes properly due (including any amounts deferred as a result of an extension or otherwise) for the periods covered by such returns, reports, and declarations.

(4) Litigation. (a) No material investigation or review by any governmental entity with respect to the Acquired Business or any of the Acquired Assets or the use thereof is, to the best of the knowledge of Sellers, pending or threatened (other than inspections and reviews customarily made of businesses such as the Acquired Business), nor has any governmental entity indicated an intention to conduct the same, and (b) there is no action, suit or proceeding pending or, to the best of the knowledge of Sellers, threatened against or affecting the Acquired Business or the Acquired Assets at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

(5) Employees, Etc. There are no collective bargaining, bonus, profit sharing, compensation, or other plans (other than the EAG Pension Plans as set out in par. (11) of this Section), agreements, trusts, funds, or arrangements maintained by EHAG, EAG or any Subsidiary of EHAG or EAG for the benefit of directors, officers or employees of, or whose principal responsibilities relate to, the Acquired Business, and there are no employment, consulting, severance, or indemnification arrangements, agreements, or understandings between EHAG or EAG, on the one hand, and any current or former directors, officers or other employees (or Affiliates thereof) of, or whose principal responsibilities relate to, the Acquired Business, on the other hand. The Acquired Business Disclosure Document identifies each person whose annualized gross income from EAG, on the date of the Acquired Business Balance Sheet, exceeded or would exceed on an annualized basis, or whose income from EAG in the fiscal year begun immediately thereafter is at a rate exceeding, CHF100,000 per annum, and describes each contractual arrangement for the employment or compensation of each such person including the vacation time accrued and the overtime accrued. EAG is not, and following the Closing will not be, bound by any express or implied contract or agreement to employ, directly or as a consultant or otherwise, any person for any specific period of time or until any specific age except as specified in agreements in writing identified in the Acquired Business Disclosure Document or executed pursuant to the provisions hereof.

(6) Compliance With Laws. The Acquired Business and each of the Acquired Assets is in substantial compliance with all, and neither EHAG nor EAG have received notice of any violation of any, laws or regulations applicable to its operations, including, without limitation, the laws and regulations relevant to the use or utilization of premises, or with respect to which compliance is a condition of engaging in any aspect of the business of the Acquired Business, except to the extent the failure of which any of the foregoing to be true would not have a material adverse effect on the Acquired Business or the Acquired Assets. The Acquired Business has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted, except to the extent the failure of the Acquired Business to have any of the foregoing would not have a material adverse effect.

(7) Ownership of Assets. EAG has (or as of the Closing will have) good and marketable title to all personal property owned or leased by it and comprising a part of the Acquired Assets or the Acquired Business, or used by it in the conduct of the Acquired Business in such a manner as to create the appearance or reasonable expectations that the same is owned or leased by it; such ownerships, or at the Closing will be, free and clear of all liens, claims, encumbrances and charges, except liens for minor imperfections of title and encumbrances, if any, which, singularly or in the aggregate, are not substantial in amount and do not materially-detract from the value of the property subject thereto or materially impair the use thereof; no other person has any ownership or similar right in, or contractual or other right to acquire any such right in, any of such assets;

and such ownership will be conveyed to the Purchaser at the Closing pursuant to the Transaction. Sellers do not know of any potential action by any party, governmental or other, and no proceedings with respect thereto have been instituted of which EHAG or EAG has notice, that would materially affect EAG's ability to use and to utilize each of such assets in the business of the Acquired Business. Neither EHAG nor EAG has received any default notices from any mortgagee regarding any leased properties of the Acquired Business. All Acquired Assets including, but not limited to, (a) accounts receivable as provided in clause (13) below, (b) miscellaneous current assets in excess of USD10,000, (c) prepaid expenses in excess of USD10,000, (d) Software Products,
(e) real property, and (f) gross aggregate additions for each of the past four years by location of (i) buildings and improvements and (ii) automobiles and trucks, are owned by the Sellers.

(8) Proprietary Rights, Software Products and Intellectual Property. EAG possesses full ownership of, or adequate and enforceable exclusive long-term licenses or other exclusive rights to use (without payment), all Proprietary Rights, Software Products and Intellectual Property used in the Acquired Business or utilized in connection with the Acquired Assets, and all such ownership, license or other rights shall be conveyed to the Purchaser at the Closing pursuant to the Transaction; neither EHAG nor EAG has received any notice of conflict which asserts the rights of others with respect thereto; and EAG has, in all material respects, performed all of the obligations required to be performed by it, and is not in default in any material respect, under any agreement relating to any such Proprietary Rights, Software Products and Intellectual Property.

(9) Trade Names. The Acquired Business Disclosure Document identifies each trade name, fictitious business name, or other similar name under which EHAG or EAG has conducted any part of the Acquired Business or in which EHAG or EAG has utilized any of the Acquired Assets during the five (5) years preceding the date of this Agreement.

(10) Subsidiaries, Etc. No Subsidiary of EHAG or EAG (other than EAG or Eltrax UK. Ltd.), directly or indirectly, owns any of the Acquired Assets or conducts any part of the Acquired Business. Neither EHAG, EAG nor any of their Subsidiaries described in the Acquired Business Disclosure Document is a partner of or joint venturer with any other person or Entity in relation to any of the Acquired Assets or any portion of the Acquired Business.

(11) Social Security, Employee Benefit Plans.

a) Sellers have paid in full any and all social security contributions as and when due up to September 30, 2000; there are no facts and circumstances existing or having arisen which have or may lead to a reassessment by any social security authority regarding social security contributions to be made by EHAG or EAG.

Sellers have paid all their obligations under the two existing pension plans for the benefit of the employees of the Acquired Business ("EAG Pension Plans") and specifically have paid all contributions required prior to September 30, 2000 as required by the regulations of the pension plans.

(b) Except for the EAG Pension Plan neither EAG nor any of its Subsidiaries or EHAG maintains or contributes to any pension plan or any other plan for the benefit of employees, nor is EHAG or EAG or any of its Subsidiaries presently, nor has it been within the last six years, a participating employer in any pension plan affecting, in any case, employees of the Acquired Business or employees of EHAG, EAG or a Subsidiary whose principal activities relate to the Acquired Business.

(12) Facilities. To Sellers' knowledge, the Acquired Facilities are (as to physical plant and structure) structurally sound and none of the Acquired Facilities, nor any of the vehicles or other equipment used by EAG in connection with the Acquired Business has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are being utilized; none of such Acquired Facilities, vehicles or other equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs (normal wear and tear excepted) which are not material in nature or cost. EAG is not in any material breach, violation or default of any lease affecting the Acquired Business or the Acquired Assets with respect to, or as a result of which, the other party, whether lessor, lessee, sublessor, or sublessee thereto, has the right to terminate the same and neither EHAG nor EAG have received notice of any claim or assertion that it is or may be in any such breach, violation or default.

(13) Accounts Receivable. All accounts receivable of EAG, whether or not reflected in the Acquired Business Balance Sheet represent transactions in the ordinary course of business, and are current and collectible, net of any reserves shown on such Balance Sheet (which reserves are adequate and were calculated consistent with past practice). As of the date specified therein, the Acquired Business Disclosure Document specifically identifies (a) the aging of Receivables, (b) each Receivable in excess of USD10,000, (c) each Receivable in an amount in excess of USD5,000 that is more than 90 days past due, and (d) each Receivable from a person or Entity from whom the aggregate of such Receivables exceeds USD10,000. Payments received from customers in respect of any Receivables shall be applied to the oldest outstanding Receivable from such customer, unless such customer, acting on its own volition, specifically identifies such payment to a particular Receivable, in which case such payment shall be applied to the specified Receivable.

(14)  Inventories.  All Inventories of EAG,  reflected in the Acquired  Business
Balance Sheet are of quality and quantity usable and salable in the ordinary course of business. Items included in such Inventories are carried on the books of EAG, and are valued on the Acquired Business Balance Sheet, at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense and allocation of overhead.

(15) Contracts. The Acquired Assets and the Acquired Business are not parties to or affected by any contracts, agreements or understandings, whether express or implied, written or verbal, provided, however, that the Acquired Assets or the Acquired Business may be parties to or affected by, and the Acquired Business

Disclosure Document need not identify, any such contracts, agreements, or understandings that fall into one of the following categories: (a) those that are terminable on notice of less than thirty-two (32) days and do not involve payments or obligations of more than USD10,000 in any period of thirty-one (31) days or less (on termination or otherwise); or (b) those that involve aggregate payment or obligation remaining unpaid as of the date of the Agreement of less than USD10,000.

(16) Accounts Payable. The accounts payable reflected on the Acquired Business Balance Sheet do, and those reflected in the most recent balance sheet included in the Unaudited Financial Statements do, and those reflected on the books of EAG at the time of the Closing will, reflect all amounts owed by EAG in respect of trade accounts due and other Payables of the Acquired Business or relating to the Acquired Assets, and the actual Liability of EAG in respect of such obligations was not, and will not be, on any of such dates, in excess of the amounts so reflected on the balance sheets or the books of the Acquired Business, as the case may be.

(17) Labor Matters. To the best of the knowledge of Sellers, there are no activities or controversies, including without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, threatened, affecting the employees of EAG.

5.7 Full Disclosure. The documents, certificates, and other writings furnished or to be furnished by or on behalf of EHAG and/or EAG to the Purchaser pursuant to the provisions of this Agreement, taken together in the aggregate, do not and will not contain any untrue statements of a material fact, or omit to state any material fact necessary to make the statements made, in the light of the circumstances under which they are made, not misleading.

5.8 Actions Since Balance Sheet Date. Since the date of the Acquired Business Balance Sheet, neither EHAG nor EAG has taken any actions that would be prohibited under the provisions of this Agreement (without the prior consent of the Purchaser) after the date of this Agreement.

ARTICLE VI: COVENANTS OF THE PURCHASER

6.1 Affirmative Covenants. From the date hereof through the Closing Date, the Purchaser will use commercially reasonable efforts to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by this Agreement, and will use commercially reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of Sellers in this Agreement are and remain true and accurate in all material respects and that the covenants and agreements of Sellers in this Agreement are honored and that the conditions to the obligations of the Purchaser set forth in this Agreement are not incapable of satisfaction.

6.2 Cooperation VAT. The Purchaser shall reasonably cooperate with Sellers and its counsel, accountants and agents in every way in carrying out the Transactions contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by EAG. The Purchaser and EHAG/EAG will notify the asset transfer in order to obtain exemption from payment of the VAT. In the event that no exemption may be obtained, the VAT on the transfer of the Assets, if any, will be invoiced by EAG to Purchaser on the Consideration. EHAG/EAG and the Purchaser agree that payment of such additional amount, if any, shall become due and payable 60 days after the end of the calendar quarter for which such VAT, if any, is due and payable. The Parties agree to undertake their best efforts to allow that VAT, if any, due and payable on the asset transfer may be fully recouped by the Purchaser at the time such additional amount, if any, becomes due and payable. Among others, EHAG/EAG undertake to provide appropriate documentation that will allow Purchaser to recoup such additional amount, if any, when it is due and payable.

6.3 Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred by the Purchaser in connection with this Agreement and the Transactions contemplated hereby shall be paid by the Purchaser except as otherwise provided (directly or indirectly) herein.

6.4 Publicity. Prior to the Closing any written news releases by the Purchaser pertaining to this Agreement or the Transaction shall be submitted to EHAG for review and approval prior to release by the Purchaser, and shall be released only in a form approved by EAG, provided, however, that (1) such approval shall not be unreasonably withheld, and (2) such review and approval shall not be required of releases by the Purchaser if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule or policy.

6.5 Offers of Employment. Subject to the terms and conditions of this Agreement, promptly after the Closing and to the extent the employment agreements are not transferred to Purchaser by operation of law, Purchaser shall offer employment to the employees employed immediately prior to Closing by EAG, on terms and conditions acceptable to Purchaser. Purchaser shall not be liable for any liabilities associated with any employee of the Acquired Business terminated by EHAG or EAG. The Purchaser shall assume responsibility for wages and expenses which accrued prior to the Closing, but which are not scheduled for payment until after the Closing for the employees employed immediately prior to Closing by EAG accrued prior to the Closing to the extent consistent with the historical payroll practices of EAG and the Acquired Business. Other than the employees employed immediately prior to Closing by EAG, the Purchaser shall not assume responsibility for any scheduled or unscheduled payroll payments due employees of the Acquired Business for any form of compensation which may be accrued by such employees prior to the Closing.

ARTICLE VII: COVENANTS OF EHAG AND EAG

7.1 Affirmative Covenants. From the date hereof through the Closing Date, Sellers will take every action reasonably required of it to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated hereby, and will exert all reasonable efforts to cause the
Transaction to be consummated, provided in all instances that the representations and warranties of the Purchaser in this Agreement are and remain true and accurate and that the covenants and agreements of the purchaser in this Agreement are honored and that the conditions to the obligations of Sellers set forth in this Agreement are not incapable of satisfaction.

[7.2 intentionally left blank]

7.3 Covenant Not to Compete and not to Solicit. For the purpose of assuring the Purchaser the full benefit of the businesses and goodwill of the Aquired Business, the Seller undertakes by way of further consideration for the obligations of the Purchaser under this Agreement as separate and independent agreement that he will not: (a) at any time after Closing disclose to any person, or himself use for any purpose, and shall use his best endeavors to prevent the publication or disclosure of, any information concerning the business, accounts or finances of the Aquired Business or any of the clients' or customers' transaction or affairs of which he has knowledge; (b) for five (5) years after Closing either on his own account or for any other person directly or indirectly solicit, interfere with or endeavor to entice away from the Purchaser any person who to his knowledge is, or has during the immediately preceeding three years been, a client, customer or employee or, or in the habit of dealing with, any member the Acquired Business or of the Purchaser's group;
(c) for the period of two (2) years, or jointly with, or as manager, agent for, or employee of any person, or as a shareholder of more than one percent (1 %) interest in (i) the business carried out by the Acquired Business at the date hereof ("Business"); or (ii) any other competitive business to the business as then carried on by the Acquired Business, or any member of the Purchaser's group of companies as then constituted. However, notwithstanding to the above stated covenant, Sellers will be able to continue to employ Mr. Bernhard Mantel as a part-time employee for the sole purpose of liquidating EAG and possibly EHAG. The purpose has to be narrowly construed.

7.4 Access and Information. Sellers shall afford to the Purchaser and to the Purchaser's accountants, counsel, and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of its and its Subsidiaries properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel relating to the Acquired Assets or the Acquired Business and, during such period, shall furnish promptly to the Purchaser (1) all written communications to its directors or to its shareholders generally relating to the Acquired Assets or the Acquired Business, (2) internal monthly financial statements of the Acquired Business when and as available, and (3) all other information relating to the Acquired Assets or the Acquired Business as the Purchaser may reasonably request, but no investigation pursuant to this Section 7.4 shall affect any representations or warranties of EHAG or EAG, or the conditions to the obligations of the Purchaser to consummate the Transaction contained in this Agreement. In the event of termination of this Agreement, Purchaser and its advisors will treat the confidential information obtained from Sellers in accordance with the confidentiality agreement entered into between their parent companies.

7.5 No Solicitation. Until the Closing Date or the termination of this Agreement in accordance with its terms, EHAG, EAG and their respective Subsidiaries, and those acting on behalf of any of them will not, and Sellers will use its best efforts to cause its officers, employees, agents, and representatives (including any investment banker) to not, directly or indirectly, solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or Entity other than the Purchaser and its officers, employees, and agents, in relation to the Acquired Assets or the Acquired Business. EHAG or EAG will notify the Purchaser immediately upon receipt of an inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of the EHAG or EAG's business, or providing information to government authorities.

7.6 Conduct of Business Pending The Transactions. Sellers covenant and agree with the Purchaser that, prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement or disclosed in the Acquired Business Disclosure Document, Sellers will comply with each of the following:

(1) The Acquired Business, and the other businesses that relate to, use or affect the Acquired Assets, if any, will be conducted only in the ordinary and usual course, Sellers shall use reasonable efforts and shall cause each of its Subsidiaries to use reasonable efforts to keep intact the business organization and good will of the Acquired Business, keep available the services of the employees of the Acquired Business and of the employees of EHAG, EAG or of a Subsidiary whose principal activities relate to the Acquired Business and maintain relationships, in a manner reasonably consistent with historical practices, with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with the Acquired Business, and it shall immediately notify the Purchaser of any event or occurrence or emergency material to and not in the ordinary and usual course of business of, the Acquired Business or affecting any material part of the Acquired Assets, or any of its Subsidiaries.

(2)      [Omitted]

(3)      [Omitted]

(4) Neither they nor any of their Subsidiaries shall create, incur or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, affecting the Acquired Business or any of the Acquired Assets, except in the ordinary course of business and consistent with past practice;

(5) Neither they nor any of their Subsidiaries shall (a) adopt, enter into, or amend an bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement trust fund or arrangement for the benefit or welfare of any employees of the Acquired Business, or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any such employee except, with respect to employees who are not officers or directors, in the ordinary course of business and consistent with past practice.

(6) Neither they nor any of their Subsidiaries shall sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of the Acquired Assets except for sales, encumbrances and other dispositions or grants in the ordinary course of business of the Acquired Business and consistent with past practice and except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or as specifically provided for or permitted in this Agreement.

(7) Neither they nor any of their Subsidiaries shall enter into, or terminate, any material contact, agreement, commitment, or understanding relating to or affecting the Acquired Assets or the Acquired Business.

(8) Neither it nor any of its Subsidiaries shall enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (1) through (7) above.

(9) EAG will, and EHAG will cause EAG to, continue to properly and promptly file when due (or obtain proper extensions with respect to) all federal, cantonal, local, foreign, and other tax returns, reports, and declarations required to be filed by it relating to the Acquired Assets or the Acquired Business, and will pay, at or prior to the Closing, all taxes and governmental charges due (including any amounts deferred as a result of an extension or otherwise) from or payable by it relating to the Acquired Assets or the Acquired Business.

(10) Sellers will comply in all material respects with all laws and regulations applicable to the operations of the Acquired Business and the utilization of the Acquired Assets.

(11) Sellers will maintain in full force and effect insurance coverage relating to the Acquired Assets or the Acquired Business of a type and amount consistent with past practice, but not less than that presently in effect.

7.7 Cooperation. Sellers will reasonably cooperate with the Purchaser and its counsel, accountants, and agents in every way in carrying out the transactions contemplated by this Agreement and in delivering all documents and instruments deemed reasonably necessary or useful by the Purchaser.

7.8 Expenses. Whether or not the transaction is consummated, all costs and expenses incurred by Sellers in connection with this Agreement and the Transaction shall be paid by Sellers except as otherwise provided (directly or indirectly) herein.

7.9 Publicity. Prior to the Closing any written news releases by EHAG or EAG pertaining to this Agreement or the Transaction shall be submitted to the Purchaser for review and approval prior to release by EHAG or EAG, and shall be released only in a form approved by the Purchaser, provided, however, that (1) approval shall not be unreasonably withheld and (2) such review and approval shall not be required of releases by EHAG or EAG if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule or policy.

7.10 Updating the Exhibits and Disclosure Documents. EHAG or EAG shall notify the Purchaser of any changes additions, or events which may cause any change in or addition to the Acquired Business Disclosure Document or any Schedules delivered by them under this Agreement promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to the Acquired Business Disclosure Document and to all such Schedules. No such notification made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the Purchaser specifically agrees hereto in writing nor shall any such notification be considered to constitute or give rise to a waiver by the Purchaser of any condition set forth in this Agreement.

7.11 Payment of Unassumed Liabilities. Sellers agree promptly to pay when due, or otherwise to discharge, without cost or expense to the Purchaser, each and every Liability of EHAG or EAG relating to the Acquired Business other than the Assumed Liabilities.

ARTICLE VIII: CONDITIONS TO CLOSING

8.1 Conditions to Obligation of Purchaser. The obligation of the Purchaser to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless Purchaser shall waive such fulfillment:

(1) This Agreement and the Transaction contemplated hereby shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors) required to consummate the Transaction (including the expiration of any applicable waiting period under any regulation or statute).

(2) There shall not be in effect a preliminary or permanent injunction or other order by any court or other authority which prohibits the consummation of the Transaction.

(3) Sellers shall have performed in all material respects each of its agreements and obligations contained in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction.

(4) No material adverse change shall have taken place in the business, condition (financial or otherwise) operations, or prospects of the Acquired Business or the Acquired Assets since the date of the Acquired Business Balance Sheet other than those, if any, that result from the changes permitted by, and transactions contemplated by, this Agreement.

(5) The representations and warranties of Sellers set forth in this Agreement shall be true in all material respects as of the date of this Agreement or, except in such respects as, in the reasonable judgment of the Purchaser, do not materially and adversely affect the business, condition (financial or otherwise), operations, or prospects of the Acquired Business or the Acquired Assets, as of the Closing Time as if made as of such time.

(6) All other conditions to the closing of all other agreements for the purchase and sale of assets between the Purchaser or an Affiliate of Purchaser and EHAG, EAG or an Affiliate of EHAG or EAG have been satisfied or waived.

8.2 Conditions to Obligation of Sellers. The obligation of Sellers to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless Sellers shall waive such fulfillment:

(1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lien holders, holders of debt securities, lessors, and the shareholders of Sellers) required by law to consummate the Transaction (including the expiration of any applicable waiting period under any regulation or statute).

(2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Transaction.

(3) The Purchaser shall have performed in all material respects each of its agreements and obligations contained in this Agreement required to be performed on or prior to the Closing and shall have complied with all material requirements, rules and regulations of all regulatory authorities having jurisdiction relating to the Transaction.

(4) The representation and warranties of the Purchaser set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as do not materially and adversely affect the business of the Purchaser and is Subsidiaries, taken as a whole, as of the Closing Time as if made as of such time.

(5) EAG shall have received from the Purchaser evidence satisfactory to EAG and its counsel that the Consideration has been, or is in the process of being, delivered in the form of immediately available funds via wire transfer or other means acceptable to EAG.

(6) All other conditions to the Closing of all other agreements for the purchase and sale of the Acquired Assets between the Purchaser or an Affiliate of Purchaser and EHAG, EAG or an Affiliate of EHAG or EAG have been satisfied or waived.

ARTICLE IX: TERMINATION, AMENDMENT, WAIVER

9.1 Termination. This Agreement and the Transaction may terminated at any time prior to the Closing, whether before or after any necessary shareholders approval:

(1) By mutual consent of the Purchaser and Sellers;

(2) By the Purchaser or Sellers upon the material breach of this Agreement by the other; or

(3) By either the Purchaser or Sellers, upon written notice to the other, if the conditions to such party's obligations to consummate the Transaction, in the case of Purchaser, as provided in Section 8.1, or, in the case of Sellers, as provided in Section 8.2, were not, or cannot reasonably be, satisfied on or before the Closing Date. unless the failure of condition is the result of the material breach of this Agreement by the party seeking to terminate this Agreement.

9.2 Amendment. This Agreement may be amended by EHAG, EAG and the Purchaser by action taken at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of EHAG, EAG and the Purchaser.

9.3 Waiver. At any time prior to the Closing Date, the Purchaser, EHAG or EAG, by action taken by their respective Boards of Directors, may, but shall not be obligated to, (1) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (2) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (3) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

9.4 Relief. In the event of liability on the part of EHAG or EAG to the Purchaser in accordance with the provisions of this Agreement prior to the Closing, the parties recognize and acknowledge that monetary measures of damages will not reasonably be calculable and that specific performance and injunctive relief should therefore be available to the Purchaser.

ARTICLE X: INDEMNITY

10.1 Indemnification of Purchaser. Sellers and Sellers' Ultimate Parent hereby agree to jointly and severally indemnify, defend and hold harmless, the Purchaser and its officers, directors, shareholders, managers, members, employees, independent contractors, agents, successors and assigns (collectively, the "Purchaser Parties"), for, from and against any and all liabilities, losses, costs or expenses which any of the Purchaser Parties may suffer or for which any of the Purchaser Parties may become liable and which are based on, the result of, arise out of or are otherwise related to any of the following:

(1) any inaccuracy or misrepresentation in, or breach of any representation or warranty of EHAG or EAG contained in this Agreement, any of the documents or agreements executed in connection with this Agreement (collectively, the "Attendant Documents") or any certificate, schedule, list or other instrument to be furnished by EHAG or EAG to the Purchaser pursuant to this Agreement or any of the Attendant Documents;

(2) any breach or failure of EHAG or EAG to perform any covenant or agreement required to be performed by EHAG or EAG pursuant to this Agreement or any of the Attendant Documents;

(3) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees and consultants' fees (collectively, the "Related Expenses"), incident to any of the foregoing.

10.2 Indemnification of Sellers. Purchaser and Purchaser's Ultimate Parent hereby agree to indemnify, defend and hold harmless, EHAG, EAG and their respective officers, directors, shareholders, managers, members, employees, independent contractors, agents, successors and assigns (collectively, the "Seller Parties"), for, from and against any and all liabilities, losses, costs or expenses which any of the Seller Parties may suffer or for which any of the Seller Parties may become liable and which are based on, the result of, arise out of or are otherwise related to any of the following:

(1) any inaccuracy or misrepresentation in, or breach of any representation or warranty of the Purchaser contained in this Agreement, any of the Attendant Documents or any certificate, schedule, list or other instrument to be furnished by the Purchaser to EHAG or EAG pursuant to this Agreement or any of the Attendant Documents;

(2) any breach or failure of the Purchaser to perform any covenant or agreement required to be performed by the Purchaser pursuant to this Agreement or any of the Attendant Documents;

(3) any and all Related Expenses incident to any of the foregoing.

10.3 Remedies Not Exclusive. The Purchaser Parties and the Seller Parties shall be entitled to exercise and resort to all rights and remedies for misrepresentation or breach as are afforded at law or in equity, including, without limitation, rescission, specific performance, actions for damages, adjustment to the purchase price or such other remedies and relief as may be afforded under this Agreement or by a court of competent jurisdiction. Neither the existence or exercise of any specific remedies is intended to be exclusive or impair or otherwise adversely affect in any manner whatsoever any rights, remedies or relief otherwise available, and each and every right and remedy will be cumulative and in addition to every other right and remedy provided in this Agreement or by law.

10.4 Procedures. If any proceedings are instituted or any claim or demand is asserted by any person not a party to this Agreement in respect of which any of the Purchaser Parties or the Seller Parties may seek indemnification pursuant to this Section 10, the indemnified party shall promptly cause written notice (the "Notice") of the assertion of any such claim or demand to be made to the indemnifying party; provided, however, that the failure of the indemnified party to give prompt Notice shall not relieve the indemnifying party of its obligations hereunder unless, and only to the extent that, such failure caused the damages for which the indemnifying party is obligated to be greater than they would have been had the indemnified party given the indemnifying party prompt Notice hereunder. Except as otherwise provided herein, the indemnifying party shall have the right, at its option and expense, to defend against, negotiate, or settle any such claim or demand, and if the indemnifying party exercises that option, the indemnifying party shall not be liable for the fees and expenses incurred after the date the indemnifying party notifies the indemnified party of such exercise by a counsel employed by the indemnified party. An indemnifying party may not settle any such claim or demand without the written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the indemnified party unless such settlement requires no more than a monetary payment for which the indemnified party is fully indemnified or involves other matters not binding upon the indemnified party. An indemnifying party shall not be liable for any settlement of any such claim or demand effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). In the event that the indemnifying party shall fail to respond within ten (10) days after the giving of the Notice, then the indemnified party may retain counsel and conduct the defense thereof as it may, in its sole discretion, deem proper, at the sole cost and expense of the indemnifying party. The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.

10.5 Cooperation. The Purchaser shall, and shall cause its accountants, counsel, employees and other representatives to, reasonably cooperate with Sellers in connection with any and all disputes which may arise in connection with any and all Liabilities other than the Assumed Liabilities (the "Excluded Liabilities").

Sellers shall, and shall cause its accountants, counsel, employees and other representatives to, reasonably cooperate with the Purchaser in connection with any and all disputes which may arise in connection with any and all of the Assumed Liabilities. Without limiting the generality of the foregoing, the Purchaser shall cause its accountants, counsel, employees and other representatives, to make available to EHAG or EAG, their employees, work papers, documents and other information and materials reasonably requested by EHAG or EAG in connection with the Excluded Liabilities and Sellers shall cause its respective accountants, counsel, employees and other representatives, to make available to the Purchaser, its employees, work papers, documents and other information and materials reasonably requested by the Purchaser in connection with the Assumed Liabilities. The party requesting cooperation (Sellers in connection with the Excluded Liabilities or the Purchaser in connection with the Assumed Liabilities) shall pay all out-of-pocket expenses reasonably incurred and paid by the cooperating party to third parties in connection with such cooperative efforts; provided, however, that the party requesting cooperation shall not be obligated to reimburse the cooperating party for the time spent by any of their or their Affiliates' employees' time spent in connection with such cooperative efforts.

10.6 Limitation. The parties shall have no liability for indemnification pursuant to this Article 10 until the aggregate amount of all losses suffered by the party seeking indemnification with respect to such matters exceeds the sum of USD50,000, and then only for the amount by which such aggregate losses exceed USD50,000; provided, however, that this limitation shall not apply to breaches by EHAG or EAG or its obligations under Section 7.11 above.

ARTICLE XI: GENERAL PROVISIONS

11.1 Arbitration and Choice of Law. In the event that there shall be a dispute arising out of or relating to this Agreement, the Transaction, any document referred to herein or centrally related to the subject matter hereof, or the subject matter of any of the same, the parties agree that such dispute shall be submitted to binding arbitration in Los Angeles County, California, under the auspices of, and pursuant to the rules of, the American Arbitration Association as then in effect, or such other procedures as the parties may agree to at the time, before an arbitrator selected pursuant to the rules of the American Arbitration Association. Any award issued as a result of such arbitration shall be final and binding between the parties, and shall be enforceable by an court having jurisdiction over the party against whom enforcement is sought.

11.2 Choice of Law. This Agreement shall be governed by, interpreted and construed in accordance with the substantive laws of Switzerland, excluding the United Nations Convention on Contracts for the International Sales of Goods of April 11, 1980.

11.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given if and when delivered personally or six (6) business days following mailing by registered or certified mail (return receipt requested) to the parties at the following addresses or at such other address for a party as shall be specified by like notice given.

If to the Purchaser:
To the Purchaser's Ultimate Parent:
AremisSoft Corporation
216 Haddon Street, Suite 607
Westmont, NJ 08108
Attn: Roys Poyiadjis, CEO

with a required copy to:

Scott E. Bartel, Esq.
Bartel Eng Linn & Schroder
300 Capitol Mall, Suite 1100
Sacramento, CA 95814

If to EHAG or EAG:
To theSeller's Ultimate Parent:
Verso Technologies, Inc.
400 Galleria, Suite 300
Atlanta, GA 30339
Attn: William P. O'Reilly, CEO

with a required copy to:

William E. Sider, Esq.
Derek S. Adolf, Esq.
Jaffe, Raitt, Heuer & Weiss, P.C.
One Woodward Avenue, Suite 2400
Detroit, MI 48226

11.4 Survival of Representations, Warranties, Etc. The representations, warranties, covenants, and agreements of the parties contained herein shall survive the Closing and any investigation of the other party made prior thereto. Representations and warranties shall so survive for a period of three (3) years from the Closing, except for those contained in Sections 4.1, 4.2, 4.3, 5.1, 5.2 and 5.3 which shall survive for ten (10) years.

11.5 Miscellaneous. This Agreement constitutes the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof, except as specifically provided otherwise or referred to herein, so that no such external or separate agreements relating to the subject matter of this Agreement (1) shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof; (2) is not intended to confer upon any other person any rights or remedies hereunder; and (3) shall not be assigned by operation of law or otherwise except for assignments of all or any part of the rights of the Purchaser hereunder, which may be freely assigned by the Purchaser so long as the obligations of the Purchaser under this Agreement remain obligations of, or their performance is guaranteed by, the Purchaser. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement and facsimile signatures shall have equal dignity with original signatures for all purposes.

IN WITNESS WHEREOF, the undersigned have caused this Agreement for the Purchase and Sale of Assets to be signed on October 26, 2000 by their respective officers or proxies thereunto duly authorized.

The Purchaser:

AremisSoft Hospitality (Switzerland) GmbH

By:


EHAG:

Eltrax Holding AG

By:


EAG:

Eltrax AG

By:


Sellers' Ultimate Parent:

Verso Technologies, Inc


By:


Purchasers' Ultimate Parent:

AremisSoft Corporation

By: